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/Letterhead/

                          Schvaneveldt & Company
                        Certified Pulic Accountant
                     275 East South Temple, Suite 300
                        Salt Lake City, Utah 84111
                               801-521-2392


Darrell T. Schvaneveldt, C.P.A.


                    Consent of Darrell T. Schvaneveldt
                            Independent Auditor




     I consent to the use, of our report dated December 31, 1995, on the financial statements of Exhibitronix, Inc., dated April 28, 1997, included herein.



/S/ Darrell T. Schvaneveldt
Salt Lake City, Utah
September 10, 1997